Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Home Savings Bank and Subsidiary

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated December 30, 2013, relating to the consolidated financial statements of Home Savings Bank and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Wipfli LLP
Wipfli LLP

January 24, 2014

Madison, Wisconsin